Exhibit 99.1

Providence Service Corporation Reports Fourth Quarter and Full Year 2016 Results

Highlights for the Fourth Quarter of 2016:

●	Revenue from continuing operations of $386.0 million, a 3.4% increase from fourth quarter 2015
●

Net Income of $82.8 million, or $4.92 per diluted common share, includes an after-tax gain of $109.4 million on the Matrix Transaction as well as pre-tax impairment and restructuring and related charges of $28.4 million

●	Adjusted Net Income of $6.4 million; Adjusted EPS of $0.33, a 65.0% increase from fourth quarter 2015
●	Segment-level Adjusted EBITDA of $24.2 million, a 51.7% increase from fourth quarter 2015
●	Repurchased 0.7 million shares from November 4, 2016 through March 6, 2017

Highlights for the Full Year 2016

●	Revenue from continuing operations of $1.6 billion, a 6.8% increase from full year 2015
●

Net Income of $89.8 million, or $5.07 per diluted common share, includes an after-tax gain of $109.4 million on the Matrix Transaction as well as pre-tax impairment and restructuring and related charges of $35.4 million

●	Adjusted Net Income of $29.9 million; Adjusted EPS of $1.52, a 10.1% increase from full year 2015
●	Segment-level Adjusted EBITDA of $97.8 million, a 7.5% increase from full year 2015
●	At year-end, cash balance of $72.3 million, no long-term debt, and $157.2 million carrying value on retained interest in Matrix

STAMFORD, CT – March 9, 2017 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), a holding company, which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes, today reported financial results for the fourth quarter and full year 2016.

James Lindstrom, Chief Executive Officer, stated, “I am pleased to report on our fourth quarter results, particularly within our U.S. Healthcare Service businesses, which encompasses our NET Services and Matrix Investment segments. Looking forward, our focus over the last twelve months on strengthening Matrix’s sales capabilities improves our outlook for growth. Next, LogistiCare’s Member Experience initiative is building the foundation for improved outcomes and lower costs and is expected to generate service enhancements and numerous efficiencies across our expansive nationwide network beginning in late 2017 and into 2018. Lastly, in our WD Services segment, despite contract challenges within our offender rehabilitation program, we are pleased by the progress made on the business development front (including the UK Work and Health program), the rollout of the Ingeus Futures initiative, and improved profitability in Mission Providence.”

As previously reported, on October 19, 2016, Frazier Healthcare Partners subscribed for a 53.2% equity interest in Matrix Medical Network (“Matrix” and the “Matrix Transaction”). For all periods prior to the Matrix Transaction, Matrix’s results are reported in Discontinued Operations under the HA Services segment. For all periods subsequent to the Matrix Transaction, Providence’s retained 46.8% equity interest is accounted for as an equity method investment within the Matrix Investment segment within continuing operations. Matrix’s results are not included within the Company’s Adjusted EBITDA or Adjusted Net Income for any periods presented.

Fourth Quarter 2016 Results

For the fourth quarter of 2016, the Company reported revenue from continuing operations of $386.0 million, an increase of 3.4% from $373.2 million in the fourth quarter of 2015. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 5.9%.

Net income in the fourth quarter of 2016 was $82.8 million, or $4.92 per diluted common share, compared to $75.8 million, or $4.05 per diluted common share, in the fourth quarter of 2015. Included in net income in the fourth quarter of 2016 was an after-tax gain on the Matrix Transaction of $109.4 million. Included in net income in the fourth quarter of 2015 was an after-tax gain on the sale of Human Services of $100.3 million.

Loss from continuing operations, net of tax, in the fourth quarter of 2016 was $25.7 million, or negative $1.77 per diluted common share, compared to a loss of $28.6 million, or negative $1.86 per diluted common share, in the fourth quarter of 2015. Loss from continuing operations, net of tax, in the fourth quarter of 2016 includes impairment charges of $21.0 million and restructuring and related charges of $7.4 million. Restructuring and related charges in the fourth quarter of 2016 include employee separation costs of $4.7 million as well as third-party consulting and implementation costs related to the Ingeus Futures and the LogistiCare Member Experience initiatives of $2.8 million.

Adjusted Net Income in the fourth quarter of 2016 was $6.4 million, or $0.33 per diluted common share, compared to $4.7 million, or $0.20 per diluted common share, in the fourth quarter of 2015.

Segment-level Adjusted EBITDA, which excludes corporate holding company costs, was $24.2 million in the fourth quarter of 2016, compared to $16.0 million in the fourth quarter of 2015. Adjusted EBITDA, which includes corporate holding company costs, was $19.3 million in the fourth quarter of 2016, compared to $12.6 million in the fourth quarter of 2015.

Full Year 2016 Results

For the year ended December 31, 2016, the Company reported revenue from continuing operations of $1,578.9 million, an increase of 6.8% from $1,478.0 million in the comparable period of 2015. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 8.9%.

Net income for the year ended December 31, 2016 was $89.8 million, or $5.07 per diluted common share, compared to $83.2 million, or $4.26 per diluted common share, in the fourth quarter of 2015. Included in net income in 2016 was an after-tax gain on the Matrix Transaction of $109.4 million. Included in net income in 2015 was an after-tax gain on the sale of Human Services of $100.3 million.

Loss from continuing operations, net of tax, for the year ended December 31, 2016 was $18.9 million, or negative $1.45 per diluted common share, compared to $24.7 million, or negative $1.83 per diluted common share, in the comparable period of 2015. Loss from continuing operations, net of tax, for full year 2016 includes impairment charges of $21.0 million and restructuring and related charges of $14.4 million. Restructuring and related charges for full year 2016 include employee separation costs of $9.8 million as well as third-party consulting and implementation costs related to the Ingeus Futures and the LogistiCare Member Experience initiatives of $4.6 million.

Adjusted Net Income for the year ended December 31, 2016 was $29.9 million, or $1.52 per diluted common share, compared to $29.8 million, or $1.38 per diluted common share, in the same period last year.

Segment-level Adjusted EBITDA for the year ended December 31, 2016 was $97.8 million, compared to $91.0 million in the same period last year. Adjusted EBITDA, which includes corporate holding company costs, for the year ended December 31, 2016 was $72.2 million, compared to $66.3 million for the year ended December 31, 2015.

A reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS to the comparable GAAP measure is presented below.

Share Repurchases

From November 4, 2016 through March 6, 2017 the Company repurchased 677,451 shares of common stock for $26.2 million, or for an average price of $38.71 per share. Since beginning to repurchase shares in the fourth quarter of 2015 through March 6, 2017, the Company has repurchased 2.7 million shares of common stock, or approximately 17.0% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $118.2 million, or for an average price of $43.06 per share.

As previously announced, on October 26, 2016, the Providence Board of Directors approved a new stock repurchase program under which the Company may purchase up to $100 million of its outstanding common stock during the twelve-month period following the approval date. As of March 6, 2017, $73.8 million of additional share repurchase capacity existed under this program.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. No direct expenses were incurred by Corporate on behalf of the Matrix Investment segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation, are reflected in Corporate and Other. Beginning in the fourth quarter of 2016, the Company began excluding third-party consulting and implementation expenses related to the Ingeus Futures and the LogistiCare Member Experience initiatives in the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS. The Company has updated all periods presented to incorporate and reflect these changes, as applicable.

NET Services

NET Services revenue was $316.7 million for the fourth quarter of 2016, an increase of 12.9% from $280.4 million in the fourth quarter of 2015. Operating income was $23.6 million, or 7.4% of revenue, in the fourth quarter of 2016, compared to $17.3 million, or 6.2% of revenue, in the fourth quarter of 2015. Included in NET Services operating income in the fourth quarter of 2016 was $1.7 million of restructuring and related charges, comprised of $0.9 million in employee separation costs related to the departure of a former CEO and $0.8 million of third-party consulting and implementation costs related to the LogistiCare Member Experience initiative. NET Services Adjusted EBITDA was $28.8 million, or 9.1% of revenue, in the fourth quarter of 2016, compared to $19.7 million, or 7.0% of revenue, in the fourth quarter of 2015.

NET Services revenue was $1,234.4 million for the year ended December 31, of 2016, an increase of 14.0% from $1,083.0 million in the comparable period of 2015. Operating income was $77.1 million, or 6.2% of revenue, for the year ended December 31, 2016, compared to $71.2 million, or 6.6% of revenue, for the year ended December 31, 2015. Included in NET Services operating income in 2016 was $2.9 million of restructuring and related charges, comprised of $0.9 million in employee separation costs related to the departure of a former CEO and $2.0 million of third-party consulting and implementation costs related to the LogistiCare Member Experience initiative. NET Services Adjusted EBITDA was $92.4 million, or 7.5% of revenue, for the year ended December 31, 2016, compared to $80.7 million, or 7.4% of revenue, in the comparable period of 2015.

The increase in NET Services revenue in 2016 was primarily due to the net positive impact of membership and rate changes associated with existing contracts and the impact of new contracts.

WD Services

WD Services revenue for the fourth quarter of 2016 was $69.1 million, a decrease of 25.5% compared to the fourth quarter of 2015. Excluding the effects of changes in currency exchange rates, revenue declined 15.6% in the fourth quarter of 2016 versus the fourth quarter of 2015. WD Services incurred an operating loss of $32.8 million in the fourth quarter of 2016, compared to an operating loss of $37.8 million in the fourth quarter of 2015. Included within WD Services operating loss in the fourth quarter of 2016 was an impairment charge of $19.6 million as well as $5.8 million in restructuring and related costs, comprised of $3.8 million of employee separation costs related to redundancy programs and $2.0 million of third-party consulting and implementation costs related to the Ingeus Futures initiative. WD Services Adjusted EBITDA was negative $4.5 million, or negative 6.6% of revenue, in the fourth quarter of 2016 compared to negative $3.8 million, or negative 4.0% of revenue, in the fourth quarter of 2015. Included in WD Services Adjusted EBITDA in the fourth quarter of 2016 was $1.5 million of losses associated with the segment’s operations in France and $0.1 million of losses in geographies, including Sweden, that we are in the process of exiting.

Revenue for the year ended December 31, 2016 was $344.4 million, a decrease of 12.8% versus the comparable period of 2015. Excluding the effects of changes in currency exchange rates, revenue declined 5.1% in the year ended December 31, 2016 versus the year ended December 31, 2015. WD Services incurred an operating loss of $39.5 million for the year ended December 31, 2016, compared to an operating loss of $42.4 million for the year ended December 31, 2015. Included within WD Services operating loss for the year ended December 31, 2016 was an impairment charge of $19.6 million as well as $11.5 million of restructuring and related costs, comprised of $9.0 million of employee separation costs related to redundancy programs and $2.6 million of third-party consulting and implementation costs related to the Ingeus Futures initiative. WD Services Adjusted EBITDA was $5.5 million, or 1.6% of revenue, for the year ended December 31, 2016 as compared to $10.3 million, or 2.6% of revenue, for the year ended December 31, 2015. Included in WD Services Adjusted EBITDA in 2016 was $5.0 million of losses associated with the segment’s operations in France and $0.6 million of losses in geographies, including Sweden, that we are in the process of exiting.

The decrease in WD Services Adjusted EBITDA in 2016 was primarily due to declining referrals under the segment’s primary employability program in the UK as well as lower volumes and unfavorable volume mix shifts under the segment’s offender rehabilitation program.

Corporate and Other

Corporate and Other incurred a $7.0 million operating loss in the fourth quarter of 2016, compared to a $3.3 million operating loss in the fourth quarter of 2015. The operating loss in the fourth quarter of 2016 included a $1.4 million impairment charge related to the sale of certain real estate assets. Corporate and Other Adjusted EBITDA was negative $4.9 million in the fourth quarter of 2016 compared to negative $3.4 million in the fourth quarter of 2015.

Corporate and Other incurred a $29.0 million operating loss for the year ended December 31, 2016, compared to a $27.0 million operating loss in the comparable period of 2015. The operating loss in the fourth quarter of 2016 included a $1.4 million impairment charge related to the sale of certain real estate assets. Corporate and Other Adjusted EBITDA was negative $25.6 million for the year ended December 31, 2016, compared to negative $24.7 million for the year ended December 31, 2015. Included within Corporate and Other Adjusted EBITDA in 2015 and 2016 is $1.4 million and $3.3 million, respectively, of expense related to a share-based long-term incentive plan. The amount of expense being recognized under this plan is contingent upon the Company’s 90-day volume weighted average share price as of December 31, 2017 equaling approximately $65.00. No shares will be awarded under this plan unless the Company’s 90-day volume weighted average share price as of December 31, 2017 exceeds $56.79.

The increase in corporate costs in 2016 versus the prior-year period was primarily due to a decrease in benefits associated with favorable claims experiences on our reinsurance and self-insured programs, partially offset by a decrease in various professional fees.

Equity Investments

Matrix Investment

As a result of the Matrix Transaction, Providence holds a 46.8% equity interest in Matrix and accounts for this interest under the equity method of accounting. For the year ended December 31, 2016, Providence recorded a loss in equity earnings of $1.8 million related to its Matrix Investment. Matrix’s results are not included within the Company’s revenue, operating income, Adjusted EBITDA, or Adjusted Net Income in any periods presented. Also as a result of the Matrix Transaction, Matrix’s balance sheet is no longer consolidated with Providence’s balance sheet.

For the full year 2016, Matrix’s revenue was $207.7 million, a decrease of 4.5% from $217.4 million in the comparable period of 2015. Matrix’s operating income was $17.8 million, or 8.6% of revenue, for the year ended December 31, 2016, compared to $22.1 million, or 10.2% of revenue, for the year ended December 31, 2015. Included in Matrix’s operating income in 2016 is $4.0 million of expense related to transaction bonuses paid to the Matrix management team as well as $2.4 million of other transaction related expenses. Matrix’s Adjusted EBITDA was $51.7 million, or 24.9% of revenue, for the year ended December 31, 2016, compared to $51.6 million, or 23.7% of revenue, in the comparable period of 2015.

As of December 31, 2016, Matrix had cash of $5.3 million and $198.0 million of term loan debt outstanding under its credit facility.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results, business outlook and other matters on Friday, March 10, 2017 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: (844) 244-3865

International: (518) 444-0681

Passcode: 61212113

Replay (available until March 24, 2017):

US toll-free: (855) 859-2056 or (404) 537-3406

Passcode: 61212113

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC) is a holding company which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including: (1) asset impairment charges, (2) restructuring and related charges, (3) foreign currency adjustments, (4) equity in net earnings or losses of investees, (5) certain litigation related expenses, (6) expenses related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition, (7) contingent consideration adjustments, and (8) certain transaction related expenses. Adjusted Net Income is defined as income or loss from continuing operations, net of tax, before certain items, including (1) asset impairment charges, (2) restructuring and related charges, (3) foreign currency adjustments, (4) equity in net earnings or losses of investees, (5) certain litigation related expenses, (6) expenses related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition, (7) contingent consideration adjustments, (8) certain transaction related expenses, (9) intangible amortization expense, and (10) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Shackelton – Chief Financial Officer

(203) 307-2800

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Income

(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015

Service revenue, net	$385,960	$373,210	$1,578,889	$1,478,010

Operating expenses:
Service expense	357,240	376,822	1,452,754	1,381,154
General and administrative expense	17,363	13,988	69,911	70,986
Asset impairment charge	21,003	-	21,003	-
Depreciation and amortization	6,546	6,239	26,604	23,998
Total operating expenses	402,152	397,049	1,570,272	1,476,138
Operating income	(16,192)	(23,839)	8,617	1,872

Other expenses:
Interest expense, net	344	281	1,583	1,853
Equity in net loss of investees	4,593	2,962	10,287	10,970
Gain on foreign currency transactions	(42)	274	(1,375)	(857)
Loss from continuing operations before income taxes	(21,087)	(27,356)	(1,878)	(10,094)
Provision for income taxes	4,570	1,225	17,036	14,583
Loss from continuing operations, net of tax	(25,657)	(28,581)	(18,914)	(24,677)
Discontinued operations, net of tax	108,428	104,362	108,760	107,871
Net income	82,771	75,781	89,846	83,194
Net loss attributable to noncontrolling interests	1,649	615	2,082	502
Net income attributable to Providence	$84,420	$76,396	$91,928	$83,696

Net income available to common stockholders	$69,838	$63,359	$74,374	$67,999

Basic earnings (loss) per common share:
Continuing operations	$(1.77)	$(1.86)	$(1.45)	$(1.83)
Discontinued operations	6.69	5.91	6.52	6.09
Basic earnings (loss) per common share	$4.92	$4.05	$5.07	$4.26

Diluted earnings (loss) per common share:
Continuing operations	$(1.77)	$(1.86)	$(1.45)	$(1.83)
Discontinued operations	6.69	5.91	6.52	6.09
Diluted earnings (loss) per common share	$4.92	$4.05	$5.07	$4.26

Weighted-average number of common shares outstanding:
Basic	14,199,722	15,641,761	14,666,896	15,960,905
Diluted	14,199,722	15,641,761	14,666,896	15,960,905

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Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$72,262	$79,756
Accounts receivable, net of allowance	162,311	156,932
Other current assets (1)	60,338	50,825
Current assets of discontinued operations held for sale	-	32,211
Total current assets	294,911	319,724
Property and equipment, net	46,220	46,158
Goodwill, net and intangible assets, net	168,748	199,522
Equity investments	161,363	9,324
Other long-term assets (2)	23,152	34,074
Non-current assets of discontinued operations held for sale	-	441,400
Total assets	$694,394	$1,050,202

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$1,721	$31,375
Other current liabilities (3)	225,597	248,048
Current liabilities of discontinued operations held for sale	-	15,849
Total current liabilities	227,318	295,272
Long-term obligations, less current portion	1,890	268,696
Other long-term liabilities (4)	89,946	31,258
Non-current liabilities of discontinued operations held for sale	-	87,268
Total liabilities	319,154	682,494

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,565	77,576
Stockholders' equity	297,675	290,132
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$694,394	$1,050,202

(1) Comprised of other receivables, restricted cash, deferred tax assets and prepaid expenses and other.
(2) Comprised of restricted cash less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2016 (1)	2015 (1)
Operating activities
Net income	$89,846	$83,194
Depreciation and amortization	47,725	58,301
Stock-based compensation	5,136	26,622
Asset impairment charge	21,003	1,593
Equity in net loss of investee	10,287	10,970
Other non-cash charges	(7,920)	(1,175)
Gain on sale of business, net of tax	(109,403)	(100,332)
Changes in working capital (2)	(15,191)	(65,933)
Net cash provided by operating activities	41,483	13,240
Investing activities
Purchase of property and equipment	(41,216)	(35,072)
Acquisitions, net of cash acquired	-	(3,433)
Sale of business, net of cash sold	371,580	199,943
Equity investments	(13,663)	(16,072)
Other investing activities	7,204	(2,076)
Net cash used in investing activities	323,905	143,290
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	-	80,667
Preferred stock dividends	(4,419)	(3,928)
Repurchase of common stock, for treasury	(70,378)	(36,838)
Net proceeds (repayment) of long-term debt	(304,950)	(271,125)
Other financing activities	3,208	(31)
Net cash used in financing activities	(376,539)	(231,255)
Effect of exchange rate changes on cash	(1,357)	(911)
Net change in cash and cash equivalents	(12,508)	(75,636)
Cash and cash equivalents at beginning of period	84,770	160,406
Cash and cash equivalents at end of period	$72,262	$84,770

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in accounts receivable, other receivables, restricted cash, prepaid expenses, other assets, accounts payable, accrued expenses, accrued transportation costs, deferred revenue and other liabilities.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended December 31, 2016
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$316,703	$69,111	$385,814	$-	$146	$385,960

Operating expenses:
Service expense	286,686	72,351	359,037	-	(1,797)	357,240
General and administrative expense	2,923	7,064	9,987	-	7,376	17,363
Asset impairment charge	-	19,588	19,588	-	1,415	21,003
Depreciation and amortization	3,517	2,912	6,429	-	117	6,546
Total operating expenses	293,126	101,915	395,041	-	7,111	402,152

Operating income (loss)	23,577	(32,804)	(9,227)	-	(6,965)	(16,192)

Other expenses:
Interest expense, net	(1)	209	208	-	136	344
Equity in net loss of investees	-	2,804	2,804	1,789	-	4,593
Gain on foreign currency transactions	-	(42)	(42)	-	-	(42)
Income (loss) from continuing operations, before income tax	23,578	(35,775)	(12,197)	(1,789)	(7,101)	(21,087)
Provision (benefit) for income taxes	9,210	(288)	8,922	(674)	(3,678)	4,570
Income (loss) from continuing operations, net of taxes	14,368	(35,487)	(21,119)	(1,115)	(3,423)	(25,657)

Interest expense, net	(1)	209	208	-	136	344
Provision (benefit) for income taxes	9,210	(288)	8,922	(674)	(3,678)	4,570
Depreciation and amortization	3,517	2,912	6,429	-	117	6,546
EBITDA	27,094	(32,654)	(5,560)	(1,789)	(6,848)	(14,197)

Asset impairment charges	-	19,588	19,588	-	1,415	21,003
Restructuring and related charges (1)	1,679	5,756	7,435	-	-	7,435
Equity in net loss of investees	-	2,804	2,804	1,789	-	4,593
WD Services adjustments (2)	-	(42)	(42)	-	-	(42)
Litigation expense (3)	-	-	-	-	491	491
Adjusted EBITDA	$28,773	$(4,548)	$24,225	$-	$(4,942)	$19,283

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $3,771 within WD Services and $881 of former CEO departure costs within NET Services, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative of $1,985 and NET Services' LogistiCare Member Experience initiative of $798. Beginning in the fourth quarter of 2016, the Company began excluding third-party consulting and implementation costs related to the Ingeus Futures and LogistiCare Member Experience initiative in the calculation of Adjusted EBITDA. Restructuring and related charges have been excluded in the calculation of Adjusted EBITDA as these costs do not reflect expected ongoing future operating expenses and do not contribute to the meaningful evaluation of the Company's current operating performance or comparisons of the Company's operating performance in other periods.

(2) Includes gain on foreign currency transactions of $(42).
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Three Months Ended December 31, 2015
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$280,435	$92,719	$373,154	$-	$56	$373,210

Operating expenses:
Service expense	257,963	120,489	378,452	-	(1,630)	376,822
General and administrative expense	2,746	6,377	9,123	-	4,865	13,988
Depreciation and amortization	2,434	3,688	6,122	-	117	6,239
Total operating expenses	263,143	130,554	393,697	-	3,352	397,049

Operating income (loss)	17,292	(37,835)	(20,543)	-	(3,296)	(23,839)

Other expenses:
Interest expense, net	(1)	(12)	(13)	-	294	281
Equity in net loss of investees	-	2,962	2,962	-	-	2,962
Gain on foreign currency transactions	-	274	274	-	-	274
Income (loss) from continuing operations, before income tax	17,293	(41,059)	(23,766)	-	(3,590)	(27,356)
Provision (benefit) for income taxes	6,660	(3,087)	3,573	-	(2,348)	1,225
Income (loss) from continuing operations, net of taxes	10,633	(37,972)	(27,339)	-	(1,242)	(28,581)

Interest expense, net	(1)	(12)	(13)	-	294	281
Provision (benefit) for income taxes	6,660	(3,087)	3,573	-	(2,348)	1,225
Depreciation and amortization	2,434	3,688	6,122	-	117	6,239
EBITDA	19,726	(37,383)	(17,657)	-	(3,179)	(20,836)

Restructuring and related charges (1)	-	9,552	9,552	-	-	9,552
Equity in net loss of investees	-	2,962	2,962	-	-	2,962
WD Services adjustments (2)	-	21,117	21,117	-	-	21,117
Litigation expense (3)	-	-	-	-	(209)	(209)
Adjusted EBITDA	$19,726	$(3,752)	$15,974	$-	$(3,388)	$12,586

(1) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $9,552. Restructuring and related charges have been excluded in the calculation of Adjusted EBITDA as these costs do not reflect expected ongoing future operating expenses and do not contribute to the meaningful evaluation of the Company's current operating performance or comparisons of the Company's operating performance in other periods.

(2) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related cost of $23,312, loss on foreign currency transactions of $274, and contingent consideration adjustments of $(2,469).

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Year Ended December 31, 2016
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$1,234,364	$344,403	$1,578,767	$-	$122	$1,578,889

Operating expenses:
Service expense	1,133,501	320,147	1,453,648	-	(894)	1,452,754
General and administrative expense	11,406	30,300	41,706	-	28,205	69,911
Asset impairment charge	-	19,588	19,588	-	1,415	21,003
Depreciation and amortization	12,375	13,824	26,199	-	405	26,604
Total operating expenses	1,157,282	383,859	1,541,141	-	29,131	1,570,272
Operating income (loss)	77,082	(39,456)	37,626	-	(29,009)	8,617
Other expenses:
Interest expense, net	(4)	777	773	-	810	1,583
Equity in net loss of investees	-	8,498	8,498	1,789	-	10,287
Gain on foreign currency transactions	-	(1,375)	(1,375)	-	-	(1,375)
Income (loss) from continuing operations, before income tax	77,086	(47,356)	29,730	(1,789)	(29,819)	(1,878)
Provision (benefit) for income taxes	29,708	(1,172)	28,536	(674)	(10,826)	17,036
Income (loss) from continuing operations, net of taxes	47,378	(46,184)	1,194	(1,115)	(18,993)	(18,914)

Interest expense, net	(4)	777	773	-	810	1,583
Provision (benefit) for income taxes	29,708	(1,172)	28,536	(674)	(10,826)	17,036
Depreciation and amortization	12,375	13,824	26,199	-	405	26,604
EBITDA	89,457	(32,755)	56,702	(1,789)	(28,604)	26,309

Asset impairment charges	-	19,588	19,588	-	1,415	21,003
Restructuring and related charges (1)	2,909	11,513	14,422	-	-	14,422
Equity in net loss of investees	-	8,498	8,498	1,789	-	10,287
WD Services adjustments (2)	-	(1,375)	(1,375)	-	-	(1,375)
Litigation expense (3)	-	-	-	-	1,574	1,574
Adjusted EBITDA	$92,366	$5,469	$97,835	$-	$(25,615)	$72,220

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $8,951 within WD Services and $881 of former CEO departure costs within NET Services, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative of $2,562 and NET Services' LogistiCare Member Experience initiative of $2,028. Beginning in the fourth quarter of 2016, the Company began excluding third-party consulting and implementation costs related to the Ingeus Futures and LogistiCare Member Experience initiative in the calculation of Adjusted EBITDA. Restructuring and related charges have been excluded in the calculation of Adjusted EBITDA as these costs do not reflect expected ongoing future operating expenses and do not contribute to the meaningful evaluation of the Company's current operating performance or comparisons of the Company's operating performance in other periods.

(2) Includes foreign currency transactions of $(1,375).
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Year Ended December 31, 2015
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$1,083,015	$395,059	$1,478,074	$-	$(64)	$1,478,010

Operating expenses:
Service expense	991,659	393,803	1,385,462	-	(4,308)	1,381,154
General and administrative expense	10,704	29,846	40,550	-	30,436	70,986
Depreciation and amortization	9,429	13,776	23,205	-	793	23,998
Total operating expenses	1,011,792	437,425	1,449,217	-	26,921	1,476,138

Operating income (loss)	71,223	(42,366)	28,857	-	(26,985)	1,872

Other expenses:
Interest expense, net	(3)	(105)	(108)	-	1,961	1,853
Equity in net loss of investees	-	10,970	10,970	-	-	10,970
Gain on foreign currency transactions	-	(857)	(857)	-	-	(857)
Income (loss) from continuing operations, before income tax	71,226	(52,374)	18,852	-	(28,946)	(10,094)
Provision (benefit) for income taxes	27,240	(1,063)	26,177	-	(11,594)	14,583
Income (loss) from continuing operations, net of taxes	43,986	(51,311)	(7,325)	-	(17,352)	(24,677)

Interest expense, net	(3)	(105)	(108)	-	1,961	1,853
Provision (benefit) for income taxes	27,240	(1,063)	26,177	-	(11,594)	14,583
Depreciation and amortization	9,429	13,776	23,205	-	793	23,998
EBITDA	80,652	(38,703)	41,949	-	(26,192)	15,757

Restructuring and related charges (1)	-	12,197	12,197	-	695	12,892
Equity in net loss of investees	-	10,970	10,970	-	-	10,970
WD Services adjustments (2)	-	25,884	25,884	-	-	25,884
Litigation expense (3)	-	-	-	-	810	810
Adjusted EBITDA	$80,652	$10,348	$91,000	$-	$(24,687)	$66,313

(1) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $12,197 and costs related to a former CEO within Corporate and Other of $695. Restructuring and related charges have been excluded in the calculation of Adjusted EBITDA as these costs do not reflect expected ongoing future operating expenses and do not contribute to the meaningful evaluation of the Company's current operating performance or comparisons of the Company's operating performance in other periods.

(2) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related expenses of $29,210, gain on foreign currency transactions of $(857), and contingent consideration adjustments of $(2,469).

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

--more--

Providence Service Corporation

The Providence Service Corporation

Summary Financial Information of Equity Investments (1)

(in thousands)

(Unaudited)

	Three months ended December 31, 2016
	Matrix Investment (2)	Mission Providence	Other	Total
Revenue	$41,635	$10,106	$442	$52,183
Operating expense (3),(4)	39,358	10,718	444	50,520
Depreciation and amortization	6,356	903	1	7,260
Operating income	(4,079)	(1,515)	(3)	(5,597)

Other Income	-	(195)	(11)	(206)
Interest Expense	2,949	15	-	2,964
Taxes	(2,828)	2,400	15	(413)
Net Income	(4,200)	(3,735)	(7)	(7,942)
				-
Interest	46.8%	75.0%	50.0%	N/A
Net Income - Equity Investment	(1,965)	(2,801)	(3)	(4,769)
Management fee and other (5)	176	-	-	176
Equity in net gain (loss) of investee	(1,789)	(2,801)	(3)	(4,593)

Net Debt (6)	192,692

	Three months ended December 31, 2015
	Matrix Investment	Mission Providence	Other	Total
Revenue	$-	$6,589	$-	$6,589
Operating expense (3)	-	11,300	-	11,300
Depreciation and amortization	-	815	-	815
Operating income	-	(5,526)	-	(5,526)

Other Income	-	(164)	-	(164)
Interest Expense	-	-	-	-
Taxes	-	(1,413)	-	(1,413)
Net Income	-	(3,949)	-	(3,949)
				-
Interest	N/A	75.0%	N/A	N/A
Net Income - Equity Investment	-	(2,962)	-	(2,962)
Management fee and other	-	-	-	-
Equity in net gain (loss) of investee	-	(2,962)	-	(2,962)

Net Debt	N/A

(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2) Represents the operating results of Matrix from 10/20/16 through 12/31/16.

(3) Excludes depreciation and amortization.

(4) Includes $4,033 of expense related to transaction bonuses awarded to the Matrix management team and $2,334 of transaction related expenses.

(5) Includes amounts relating to management fees due from Matrix to Providence of $185 and Providence stock-based compensation expense of $9.

(6) Represents cash of $5,308 and debt of $198,000 on Matrix's standalone balance sheet as of 12/31/16.

--more--

 Providence Service Corporation

The Providence Service Corporation

Summary Financial Information of Equity Investments (1)

(in thousands)

(Unaudited)

	Year ended December 31, 2016
	Matrix Investment (2)	Mission Providence	Other	Total
Revenue	$41,635	$36,581	$722	$78,938
Operating expense (3),(4)	39,358	45,234	665	85,257
Depreciation and amortization	6,356	3,559	2	9,917
Operating income	(4,079)	(12,212)	55	(16,236)

Other Income	-	(853)	(19)	(872)
Interest Expense	2,949	33	-	2,982
Taxes	(2,828)	(31)	27	(2,832)
Net Income	(4,200)	(11,361)	47	(15,514)
				-
Interest	46.8%	75.0%	50.0%	N/A
Net Income - Equity Investment	(1,965)	(8,521)	23	(10,463)
Management fee and other (5)	176	-	-	176
Equity in net gain (loss) of investee	(1,789)	(8,521)	23	(10,287)

Net Debt (6)	192,692

	Year ended December 31, 2015
	Matrix Investment	Mission Providence	Other	Total
Revenue	$-	$10,755	$-	$10,755
Operating expense (3)	-	29,227	-	29,227
Depreciation and amortization	-	2,039	-	2,039
Operating income	-	(20,511)	-	(20,511)

Other Income	-	(346)	-	(346)
Interest Expense	-	-	-	-
Taxes	-	(5,539)	-	(5,539)
Net Income	-	(14,626)	-	(14,626)
				-
Interest	N/A	75.0%	N/A	N/A
Net Income - Equity Investment	-	(10,970)	-	(10,970)
Management fee and other	-	-	-	-
Equity in net gain (loss) of investee	-	(10,970)	-	(10,970)

Net Debt	N/A

(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2) Represents the operating results of Matrix from 10/20/16 through 12/31/16.

(3) Excludes depreciation and amortization.

(4) Includes $4,033 of expense related to transaction bonuses awarded to the Matrix management team and $2,334 of transaction related expenses.

(5) Includes amounts relating to management fees due from Matrix to Providence of $185 as well as Providence stock-based compensation expense of $9.

(6) Represents cash of $5,308 and debt of $198,000 on Matrix's standalone balance sheet as of 12/31/16.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Matrix Medical Network (1)

(in thousands)

(Unaudited)

	Year Ended December 31, 2016
	HA Services Segment (2)	Matrix Investment (3)	Total Matrix

Revenue	$166,090	$41,635	$207,725
Operating expense	123,054	39,357	162,411
Depreciation and amortization	21,121	6,356	27,477
Operating income	21,915	(4,078)	17,837

Other expense	2,302	-	2,302
Interest expense	9,929	2,949	12,878
Gain on disposition	(167,895)	-	(167,895)
Taxes	63,254	(2,828)	60,426
Net income	114,325	(4,199)	110,126

Depreciation and amortization	21,121	6,356	27,477
Interest expense	9,929	2,949	12,878
Taxes	63,254	(2,828)	60,426
EBITDA	208,629	2,278	210,907

Gain on disposition	(167,895)	-	(167,895)
Write-off of deferred financing fees	2,302	-	2,302
Matrix management transaction bonuses	-	4,033	4,033
Transaction expenses	47	2,334	2,381
Adjusted EBITDA	$43,083	$8,645	$51,728

	Year Ended December 31, 2015
	HA Services Segment (2)	Matrix Investment	Total Matrix

Revenue	$217,436	$-	$217,436
Operating expense	165,841	-	165,841
Depreciation and amortization	29,472	-	29,472
Operating income	22,123	-	22,123

Other expense	-	-	-
Interest expense	14,359	-	14,359
Gain on disposition	-	-	-
Taxes	1,693	-	1,693
Net income	6,071	-	6,071

Depreciation and amortization	29,472	-	29,472
Interest expense	14,359	-	14,359
Taxes	1,693	-	1,693
EBITDA	51,595	-	51,595
Adjusted EBITDA	$51,595	$-	$51,595

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

(2) Represents Matrix's results of operation through the Matrix Transaction on October 19, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.

(3) Represents Matrix's results of operation from October 20, 2016 to December 31, 2016. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share (1):

(in thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015

Loss from continuing operations, net of tax	$(25,657)	$(28,581)	$(18,914)	$(24,677)
Net loss attributable to noncontrolling interests	1,649	615	2,082	502

Asset impairment charges	21,003	-	21,003	-
Restructuring and related charges (1)	7,435	9,552	14,422	12,892
Equity in net loss of investees	4,593	2,962	10,287	10,970
WD Services adjustments (2)	(42)	21,117	(1,375)	25,884
Intangible amortization expense	1,886	2,362	8,566	9,510
Litigation expense (3)	491	(209)	1,574	810
Impact of adjustments on noncontrolling interests	(1,053)	(580)	(1,475)	(638)
Tax effected impact of adjustments	(3,857)	(2,523)	(6,277)	(5,485)
Adjusted Net Income	6,448	4,715	29,893	29,768

Dividends on convertible preferred stock	(1,111)	(1,120)	(4,419)	(3,935)
Less: Accretion of convertible preferred stock discount	-	-	-	(1,071)
Income allocated to participating securities	(663)	(411)	(3,076)	(2,454)
Adjusted Net Income available to common stockholders	$4,674	$3,184	$22,398	$22,308

Adjusted EPS	0.33	$0.20	$1.52	$1.38

Diluted weighted-average number of common shares outstanding outstanding	14,271,935	15,803,678	14,779,398	16,115,604

(1) Restructuring and related charges are comprised of employee separation costs as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' Logisticare Member Experience initiative. Beginning in the fourth quarter of 2016, the Company began excluding third-party consulting and implementation costs related to the Ingeus Futures and Logisticare Member Experience initiative in the calculation of Adjusted EBITDA. Restructuring and related charges have been excluded in the calculation of Adjusted Net Income as these costs do not reflect expected ongoing future operating expenses and do not contribute to the meaningful evaluation of the Company's current operating performance or comparisons of the Company's operating performance in other periods. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.

(2) WD Services adjustments include expenses related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related costs, losses on foreign currency transactions, and contingent consideration adjustments. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the WD Services adjustments for each time period presented.

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

###